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                                                      EXHIBIT 10.26
                          GENERAL RELEASE
                          ---------------


     This General Release ("Agreement") is made as of September 15, 1995, among Silicon Valley Bank (the "Bank"), Silicon Valley Bancshares ("Bancshares"), and Dennis G. Uyemura ("Employee"). Hereinafter, the Bank and Bancshares collectively shall be referred to as the "Company".


                             RECITALS
                             --------

      A. Employee and the Company previously entered into a Termination Agreement ("Original Termination Agreement"), dated September 7, 1994. The Original Termination Agreement provides for the rights and benefits of the Employee and the Company in the event of a change in ownership of the Company, or termination of employment of Employee without cause.

      B. Pursuant to Section 4(a) of the Original Termination Agreement, the Company's grant of rights and benefits to Employee upon a termination without cause is subject to Employee's execution of a release in a form acceptable to the Company.

      C. Effective as of September 15, 1995, the Employee and the Company have agreed that Employee's employment with the Company is terminated without "Cause" (as defined in the Original Termination Agreement).

      D. This Agreement sets forth the terms and conditions of Employee's termination of employment without cause, including without limitation, Employees's release of the Company in exchange for the benefits provided for in this Agreement, as contemplated in the Original Termination Agreement.


                             AGREEMENT
                             ---------

      NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into this Agreement, the mutual promises of the parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and the Company hereby agree as follows:

      1. TERMINATION. Effective as of September 15, 1995, the Employee and the Company have agreed that Employee's employment with the Company is terminated without "Cause" (as defined in the Original Termination Agreement).

      2. ORIGINAL TERMINATION AGREEMENT. In accordance with the terms of the Original Termination Agreement, Employee shall be entitled to the following:

           (a) 50% OF ANNUAL BASE SALARY. The Bank shall pay Employee $80,000 (the "Termination Payment"), which is 50% of the annual base salary Employee would have been paid for 1995 (if Employee had remained employed by the Company for the full 1995 calendar year). The Termination Payment shall be paid in equal installments on the Company's normal payroll dates for a period of 6 months, beginning on September 15, 1995 and ending on March 15, 1995 (the "Final Payment Date"). Hereinafter, this 6-month period during which Employee shall be paid the Termination Payment installments shall be referred to as the "Termination Payment Period".

           (b) PRO RATA INCENTIVE COMPENSATION PAYMENT. The Bank shall pay Employee 8.5/12 of the 1995 incentive compensation payment to which Employee would have been entitled (if Employee had continued to be employed by the Company through 1995 year-end). Such payment shall be made during the first calendar quarter of 1996 in accordance with the terms of the Bank's incentive compensation policy, which terms include, without


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limitation, payment  of no incentive compensation award in the event  that the Employee receives an unsatisfactory performance rating for 1995.

           (c) ACCELERATION OF STOCK OPTIONS. All of Employee's stock options and shares granted to Employee under Bancshares' 1989 Stock Option Plan, as amended ("Plan"), immediately shall become 100% vested. The options may be exercised at any time within 3 months after the date of Employee's termination by the Company. A list of all such stock options and shares held by Employee as of the effective of this Agreement are set forth in Exhibit A, which is attached to the Agreement and incorporated by reference herein.

           (d) REIMBURSEMENT OF GROUP MEDICAL, VISION AND DENTAL PREMIUMS/LIFE INSURANCE PREMIUMS. In the event Employee elects to continue the group medical, vision, and dental benefits, as well as life insurance benefits (including conversion of group life insurance to individual life insurance benefits) provided to him prior to the effective date of termination under the provisions of COBRA, the Bank shall reimburse Employee for the cost of COBRA continuation premiums paid by him for such group medical, vision, and dental, and life insurance benefits until the earlier of (i) the Final Payment Date or (ii) the date on which Employee becomes eligible for coverage under any other employer's group medical benefits plan.

           (e) OUTPLACEMENT SERVICES. The Bank shall reimburse Employee for the actual cost to Employee of reasonable and appropriate executive outplacement services provided by deRecat and Associates.

      3. PAYMENT OF VESTED BENEFITS. As of the effective date of this Agreement, all accrued and unused vacation, less applicable withholding and Employee-designated deductions, shall be paid to Employee. Employee's benefits under the Company's 401(k) and Employee Stock Ownership Plan and Employee Stock Purchase Plan shall be distributed to Employee in accordance with applicable provisions of the plan documents governing such distributions.

      4. INELIGIBILITY TO PARTICIPATE IN PLANS. Unless otherwise provided in this Agreement, Employee acknowledges and understands that he is not entitled to continued participation in any benefit plans previously provided to him by the Company, including without limitation, the 401(k) and Employee Stock Ownership Plan, Employee Stock Purchase Plan, Flex Plan, and Group Long-Term Disability Benefits.

     5. PAYMENT OF WAGES DUE. Employee acknowledges and represents that the consideration for this Agreement is not accrued salary, wages or vacation, and is in excess of any established severance practice or policy of the Company, and further acknowledges  that  California Labor  Code  Section  206.5  is  not applicable to this Agreement or to the parties hereto. That section provides in pertinent part:

            No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

     6. RELEASE. Except as expressly set forth herein, Employee agrees that the consideration provided for in this Agreement represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee, on behalf of himself and his heirs, executors, and assigns, hereby fully and forever releases Company and its officers, directors, employees, predecessor, subsidiary and successor corporations, and assigns, of and from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts that have occurred up to and including the effective date (as defined below) of this Agreement, including, without limitation,

           (a) any and all claims relating to or arising from Employee's employment and/or termination of employment with the Company;

           (b) any and all claims for violation of any federal, state or municipal statute, including but not limited to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967,
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

the Americans With Disabilities Act of 1990, the Employee Retirement Income Security Act, and the California Fair Employment and Housing Act; and

           (c) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination.

     7. SECTION 1542 WAIVER. The provisions of Section 1542 of the Civil Code of the State of California are expressly waived by Employee, and Employee understands that it provides:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM
          MUST   HAVE   MATERIALLY  AFFECTED  HIS   SETTLEMENT
          WITH  THE  DEBTOR.

     8. NON-ADMISSION. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of all differences between Employee and the Company, that the liability for any and all claims has been and is denied by the Company, and this final compromise and settlement of all claims shall never be deemed to be, nor construed as, an admission of liability or responsibility by either party to the other party or to any third party, at any time for any purpose.

     9. CONFIDENTIALITY. The Company and Employee agree to use their best efforts to maintain in confidence the existence of this Agreement and its terms and conditions, and the consideration for this Agreement. The Company and Employee agree to take every reasonable precaution to prevent disclosure of any of the terms and conditions of this Agreement to any third party, and further agree that there will be no publicity, directly or indirectly, concerning this Agreement or any of its terms and conditions unless agreed to by the Company and Employee or unless they are legally compelled to do so. The Company and Employee further agree to take every precaution to disclose information concerning this Agreement only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such information. Notwithstanding the foregoing, nothing in this Agreement shall be construed to prevent the Company from disclosing this Agreement or any of its terms in a proxy statement or to government regulatory agencies.

     10. TAX CONSEQUENCES. The Company makes no representations or warranties with respect to the tax consequences to Employee under the terms of the Agreement including without limitation, with regard to the acceleration of stock options provided for in this Agreement. Employee and the Company agree that all sums paid under Paragraph 2 of this Agreement shall be subject to normal federal and state payroll tax withholding.

     11. SEPARABILITY. Should any part, term or provision of this Agreement be declared or determined by any Court or other tribunal to be illegal, invalid or unenforceable, any illegal, invalid or unenforceable part, term or provision shall be deemed stricken from this Agreement and all of the other parts, terms and provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

     12. EFFECTIVE DATE. The Company and Employee agree that Employee shall have the right to revoke this Agreement for a period of seven (7) calendar days after signing it, and that this Agreement shall become effective on the eighth (8th) calendar day after Employee has signed this Agreement.

     13. BREACH OF AGREEMENT/ARBITRATION. In the event of a breach of the representations or the obligations set forth in this Agreement, the sole and exclusive remedy for such breach shall be through final and binding arbitration, in which the prevailing party shall be entitled to recover all provable damages, consequential or otherwise, in addition to such other remedies as may be available under this Agreement, at law or in equity. Any arbitration hearing under this provision shall be held in the County of Santa Clara, California.

     14. COSTS AND ATTORNEYS' FEES. Should any action be brought to enforce any of the terms or conditions of this Agreement, the prevailing party shall be entitled to recover all costs and expenses incurred in the prosecution or defense of that action, including attorneys' fees.

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     15.   GOVERNING LAW.  This Agreement shall be governed by  the
laws of the State of California.

     16. NO ORAL MODIFICATION. This Agreement may only be amended in writing, signed by both Employee and the Chief Executive Officer of the Company.

     17. VOLUNTARY EXECUTION OF AGREEMENT. Employee agrees that this Agreement is executed by him voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. Employee acknowledges that: (a) he has read this Agreement; (b) he has been given a reasonable period of time to consider the legal effects of this Agreement; (c) he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice; (d) he understands the terms and consequences of this Agreement and of the releases it contains; and (e) he is fully aware of the legal and binding effect of this Agreement.

     18. SUCCESSORS. This Agreement and the respective rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. This provision with respect to Employee's right of successorship shall, however, inure only to the benefit of Employee's estate, executor, administrator, and heirs.

     19. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding between the Company and Employee, and supersedes and replaces any and all prior agreements and understandings between Employee and the Company.

      20. ADDITIONAL TIME. Employee acknowledges that he has been advised that he could have twenty-one (21) days to consider this Agreement and that he was informed that he has the right to consult with counsel regarding this Agreement and he has consulted with counsel regarding this Agreement. To the extent that Employee has taken less than twenty-one (21) days to consider this Agreement, Employee acknowledges that he has had sufficient time to consider the Agreement and to consult with counsel and that he does not desire additional time.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              DENNIS G. UYEMURA,  an individual


                              ----------------------------------




                              SILICON VALLEY BANCSHARES


                              By:
                                  --------------------------------
                                   John C. Dean, Jr.
                                   President and Chief  Executive Officer




                              SILICON VALLEY BANK


                              By:
                                 -----------------------------------
                                   John C. Dean, Jr.
                                   President  and Chief  Executive Officer


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